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                                                               EXHIBIT 23 (a)

                         CONSENT OF INDEPENDENT AUDITORS


Direct Connect International Inc.:

     We hereby consent to the inclusion in this Annual Report on Form 10-K, for the fiscal year ended April 30, 1997, of our Report, dated July 18, 1997, in connection with our audit of the Financial Statements of Direct Connect International Inc. and Subsidiary as of and for the fiscal years ended April 30, 1997 and 1996.



                                                  /s/   Bederson & Company LLP
                                                  ----------------------------

West Orange, New Jersey
August 12, 1997

                                                                EXHIBIT 23 (b)

                        CONSENT OF INDEPENDENT AUDITORS

Direct Connect International Inc.:

         We hereby consent to the inclusion in this Annual Report on Form 10-K, for the fiscal year ended April 30, 1997, of our Report, dated July 26, 1995, in connection with our audit of the Financial Statements of Direct Connect International Inc. and Subsidiary as of and for the fiscal year ended April 30, 1995.


                                                  /s/ Todman & Co., CPA's, P.C.
                                                  -----------------------------

New York, NY
August 12, 1997